SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2012

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On April 19, 2012, we and our subsidiary LifeMap Sciences, Inc. (“LifeMap”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with XenneX, Inc. (“XenneX”) pursuant to which XenneX agreed to merge with LifeMap. Through the merger, XenneX stockholders will receive, in the aggregate, approximately 1,362,589 shares of LifeMap common stock, which will represent approximately 13% of the LifeMap common stock outstanding upon the closing of the transaction.  XenneX shareholders will also receive approximately 448,430 BioTime common shares as part of the transaction.

We expect that the merger will be completed on or about May 18, 2012.  The obligations of BioTime, LifeMap, and XenneX to consummate the merger are subject to the satisfaction of certain conditions, including approval of the merger by the XenneX stockholders, consent by the licensor to LifeMap’s assumption of XenneX’s rights under certain research and license agreements, and that the BioTime shares to be issued in the merger are approved for listing on a when issued basis by the NYSE Amex.

Ten percent of the BioTime common shares and shares of LifeMap common stock issued in the merger will be held in escrow for six months, subject to extension in the case of any pending claims, from which we and LifeMap are entitled to be indemnified under the Merger Agreement. If any indemnified claims arise during the escrow period, an amount of BioTime and LifeMap shares having a value equal to the amount of the indemnified claim will be returned to BioTime and LifeMap for cancellation in satisfaction or partial satisfaction of the indemnified claim.

We have agreed to register the BioTime shares issued in the merger for sale under the Securities Act of 1933, as amended, for the account of the former XenneX stockholders and permitted assignees.  We will bear the costs and expenses of such registration, including all costs related to the preparation and filing of a registration statement, and the printing of prospectuses.  We will also indemnify the selling shareholders from certain liabilities that may arise under the Securities Act.

Business To Be Acquired

XenneX holds the exclusive, world-wide licenses to market GeneCards® and PanDaTox. GeneCards® is a searchable, integrated, database of human genes that provides concise genomic, transcriptomic, genetic, proteomic, functional and disease related information, on all known and predicted human genes. GeneCards® was developed by a world-leading bioinformatics team at the Weizmann Institute of Science in Israel.  PanDaTox is a recently developed, searchable, database that can be used to identify genes and intergenic regions that are unclonable in E. coli, to aid in the discovery of new antibiotics and biotechnologically beneficial functional genes, and to improve the efficiency of metabolic engineering.

XenneX markets its database products to biotechnology, pharmaceutical and other life sciences companies, as well as organizations dealing with biotechnology intellectual property.  GeneCards® and PanDaTox are marketed by XenneX under a license from Yeda Research and Development Company Ltd, the Technology Transfer Company of the Weizmann Institute.

Background

The field of biomedical research has expanded greatly due to the enormous growth of DNA sequencing technology, bioinformatics, and stem cell biology. The growth in research has produced a very decentralized and difficult to access body of information. The mission of our subsidiary LifeMap Sciences is to centralize access to this information through database technology that will make it much more feasible for researchers around the world to find and utilize information about tens of thousands of genes and thousands of cell types.

LifeMap’s team of scientists is building an integrated map of the thousands of cell types in human development, beginning with the fertilized egg and ending in the developed human. Combined with genomics information, the database is expected to become a “road atlas” of human biology benefiting medicine and research.  In addition, LifeMap is developing its own proprietary technology to effectively analyze data gathered from the databases for use in the development of cell-based therapies.

In addition to expanding LifeMap’s database offerings through the acquisition of XenneX, we plan to make LifeMap the principal marketing subsidiary for our research products, including ACTCellerate™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, hES cell lines carrying inherited genetic diseases, and ESpan™ growth media for progenitor cell lines for non-therapeutic uses. LifeMap will utilize its databases as part of its marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with us, LifeMap scientists will utilize LifeMap’s proprietary discovery platform and stem cell database along with its newly acquired database products as a discovery platform to aid in the development of our proprietary ACTCellerate™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable by cell replacement therapies.  Human therapeutic products require a high degree of purity to meet the hurdles of regulatory approval and acceptance in medical practice. Our ACTCellerate™ technology was invented as a means of generating human progenitor cells from hES cells in a scalable and highly purified state. The LifeMap discovery platform will be applied to select the progenitor cell lines that are most likely to be useful in developing cell based regenerative medicine therapies for various diseases.

Right of First Refusal and Co-Sale Agreement

When the merger transaction closes, the XenneX stockholders will also enter into a Right of First Refusal and Shareholders Agreement (“Shareholders Agreement”) with us and LifeMap that will give LifeMap a right of first refusal to purchase any LifeMap shares that any LifeMap shareholder plans to sell to a third party.  The other LifeMap shareholders may exercise their rights of first refusal to purchase any LifeMap shares that LifeMap determines not to purchase from the selling shareholders.  The LifeMap shareholders will be prohibited by the Shareholders Agreement from offering or selling any LifeMap shares to any person or entity that is engaged, directly or indirectly through one or more intermediaries or controlled entities, in the research, development, production, or sale of human therapeutic products using human embryonic stem cell or induced pluripotent stem cells or related technology, unless the offer or sale has been approved by the a majority of the directors of LifeMap other than the LifeMap shareholder intending to engage in the sale or transfer of their shares.

LifeMap shareholders will also have certain “tag along” or “co-sale” rights to include a portion of their shares in any sale of LifeMap shares by another shareholder.

The right of first refusal and tag along or co-sale provisions will not apply to transfers to BioTime or any BioTime subsidiary other than LifeMap or pro rata to BioTime shareholders, transfers to a shareholder’s family members or trusts for their benefit, transfers to companies or persons in control of, controlled, by or under common control with the transferring shareholder, to employees of a shareholder or their affiliated companies, pledges of shares as collateral for a loan, or through an offer to purchase shares extended to all LifeMap shareholders.  The right of first refusal also will not apply to any sale or transfer of shares to LifeMap.

The Shareholders Agreement will also provide that the prior affirmative vote or written consent of the holders of 80% of the then-outstanding LifeMap shares will be required to (a) amend the LifeMap bylaws in a manner that would eliminate or limit the right of shareholders to examine or receive copies of LifeMap corporate records and financial statements, and (b) subject to an exception for certain mergers or consolidations, to permit LifeMap to sell, grant an exclusive license, or transfer or assign all or substantially all of its rights to commercialize the GeneCards® database, if the sale, license, transfer or assignment is proposed to be made to any Affiliate of LifeMap.  An Affiliate means any company or person in control of, controlled by, or under common control with LifeMap, and therefore would include BioTime and other BioTime subsidiaries.

The Shareholders Agreement will automatically terminate upon the occurrence of any one of the following events:

         (a)       the liquidation, dissolution or winding up of the business operations of LifeMap;

(b)       the closing date of any firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at an aggregated public offering price of at least $25,000,000 in gross proceeds and a per share price of at least $5.00;

(c)       the first date on which LifeMap shares are listed on the New York Stock Exchange, the NYSE Amex, or the Nasdaq Stock Market or are traded on the OTC Bulletin Board electric trading system and are registered under Section 12 of the Securities Exchange Act of 1934, as amended;

(d)       a merger or consolidation of LifeMap with or into another corporation or other business entity upon the consummation of which LifeMap is not the surviving corporation and the shareholders of LifeMap immediately before the merger or consolidation do not own at least a majority of the voting securities of the surviving corporation or other business entity; or

(e)       a distribution of some or all the LifeMap shares owned by us pro rata to our shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	April 25, 2012	By:	/s/ Michael D. West
Chief Executive Officer

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